Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended December 31, 2021

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(5,957,523)
Unrealized Gain (Loss) on Market Value of Commodity Futures	17,261,769
Dividend Income	948
Interest Income	1,788
ETF Transaction Fees	1,050
Total Income (Loss)	$11,308,032

Expenses
General Partner Management Fees	$40,159
Professional Fees	16,212
Brokerage Commissions	6,816
Directors' Fees and insurance	2,334
NYMEX License Fee	1,003
Total Expenses	$66,524
Net Income (Loss)	$11,241,508

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 12/1/21	$74,892,976
Withdrawals (350,000 Shares)	(14,322,762)
Net Income (Loss)	11,241,508

Net Asset Value End of Month	$71,811,722
Net Asset Value Per Share (1,750,000 Shares)	$41.04

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended December 31, 2021 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596